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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     Glenn Harrison Petroleum Consultants, Inc. hereby consents to the use of its oil and gas reserve reports in this Form S-3 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission by Magnum Hunter Resources, Inc. and to the references to our firm under the captions "Business and Properties" and "Experts" in the Registration Statement.

                                            GLENN HARRISON PETROLEUM
                                            CONSULTANTS, INC.

                                            By: /s/ Glenn Harrison
                                              ----------------------------------
                                              Authorized Officer

October 30, 1997